UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
Registrant’s telephone number, including area code:
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.
The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, the board of directors (the “Board”) of Colony Capital, Inc. (the “Company”) appointed Sonia Kim as the Company’s Chief Accounting Officer, effective on January 1, 2021 (the “Effective Date”). Ms. Kim, age 47, serves as a Managing Director of the Company and is responsible for financial reporting and accounting policy matters for the Company and its managed vehicles. Prior to joining the Company in 2008, Ms. Kim was an auditor with Deloitte & Touche LLP and PricewaterhouseCoopers LLP, serving clients primarily in real estate and financial services industries. Ms. Kim received a Bachelor of Arts in Business Economics from the University of California, Los Angeles, and is a Certified Public Accountant in the State of California.

In accordance with the terms of an offer letter between Ms. Kim and the Company, effective on the Effective Date, Ms. Kim will receive a base salary of $350,000 per year. Ms. Kim will also receive discretionary incentive compensation following the end of each calendar year, with target cash and equity incentives for the 2021 calendar year equal to 60% and 90%, respectively, of base salary. The payment of any incentive compensation will be subject to the sole and absolute discretion of the Company’s management and board of directors.

Ms. Kim’s employment with the Company is at-will and may be terminated at any time by Ms. Kim or the Company. Ms. Kim is also eligible to participate in the Company’s employee benefit plans, including, among others, its medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of the Company’s other employees. In addition, in connection with her appointment, Ms. Kim entered into an indemnification agreement with the Company, on substantially similar terms as the indemnification agreements the Company has entered into with each of the Company’s other executive officers and Board members.

In addition, on December 30, 2020, Neale W. Redington resigned as the Company’s Chief Accounting Officer effective on the Effective Date and concurrently entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with the Company pursuant to which Mr. Redington will serve as Managing Director, Chief Financial Officer of the Company’s non-digital business effective on the Effective Date.

The A&R Employment Agreement provides for an eighteen-month term commencing on the Effective Date. The A&R Employment Agreement requires that Mr. Redington devote his full business time and attention to the performance of his duties to the Company, but provides that Mr. Redington is permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of Mr. Redington’s duties to the Company.

The A&R Employment Agreement provides for the same compensation terms for Mr. Redington as was in effect prior to the Effective Date. Such compensation terms include (i) the payment of a base salary equal to $350,000, (ii) a discretionary annual cash bonus with a target amount of $700,000, and (iii) annual grants of equity-based awards with a target value of $788,000. In addition, Mr. Redington will continue to receive allocations in respect of carried interests relating to funds managed by the Company that were granted to him prior to the Effective Date and is eligible to be granted new allocations in respect of carried interests relating to funds managed by the Company as is determined by the Company’s Chief Executive Officer in consultation with Mr. Redington.

Mr. Redington is also eligible to participate in the Company’s benefit plans made available to its senior executive officers from time to time and to receive certain of the perquisites that Mr. Redington was entitled to receive immediately prior to the Effective Date.

The A&R Employment Agreement provides that if Mr. Redington’s employment is terminated by the Company without “cause” (as defined in the agreement), by Mr. Redington for “good reason” (as defined in the agreement and described below) or by Mr. Redington without “good reason” on or after January 1, 2022 (which includes for this purpose the expiration of the employment term), and Mr. Redington executes a release of claims, he will be eligible to receive: (1) a lump sum cash payment equal to two times the sum of Mr. Redington’s base salary in effect immediately prior to the date of termination and average annual bonus paid or to be paid in respect of the 2019, 2020 and 2021 calendar years (or, if any such termination of employment occurs prior to January 1, 2022, then his target annual bonus); (2) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; (3) a pro-rated target bonus for the year of termination; (4) continued medical, dental and vision benefits at active employee rates for 24 months following termination; and (5) full vesting of all equity-based awards relating to securities of the Company, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The A&R Employment Agreement also provides that if Mr. Redington’s employment with the Company continues beyond June 30, 3022, then Mr. Redington will be considered an “at-will” employee and will not be entitled to any payments or benefits under the A&R Employment Agreement upon any subsequent employment termination.

For purposes of the A&R Employment Agreement, “good reason” includes, in summary: (1) a material diminution in Mr. Redington’s duties, authority or responsibilities or a diminution in Mr. Redington’s title or position; (2) a requirement that Mr. Redington report to any person other than the Company's Chief Financial Officer; (3) a reduction in Mr. Redington’s base salary, target annual cash bonus or target annual equity incentive grant then in effect; (4) a 25-mile relocation of Mr. Redington’s principal place of business; or (5) a material breach of the agreement or any other material agreement with Mr. Redington by the Company.

The A&R Employment Agreement also includes a provision providing that if any payments to be made to Mr. Redington, whether under the agreement or otherwise, would subject Mr. Redington to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Redington receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the A&R Employment Agreement, through a restrictive covenant agreement that was effective as of January 1, 2019, is included as an exhibit to the agreement, provides that Mr. Redington will not, subject to certain exceptions, compete with the Company, or solicit the Company's investors or customers or employees or those of the Company's subsidiaries during his employment with the Company and for the one-year period following the termination of his employment with the Company unless his employment is terminated by the Company without cause (as defined in the agreement) or by Mr. Redington for “good reason” (as defined in the agreement and described above). The A&R Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Redington and the Company to disparage the other.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 5, 2021	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer